AMENDMENT
of the
CARNIVAL CORPORATION 2020 STOCK PLAN
Section 5(b)(i) of the Carnival Corporation 2020 Stock Plan (the “Plan”) is hereby amended in its entirety to read as follows:
(i) subject to Section 12 of the Plan, no more than 25,000,000 Shares (the “Absolute Share Limit”) shall be available for Awards under the Plan;

#32907415v2 – Amendment of the Carnival Corporation 2020 Stock Plan